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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 4

                  STATEMENT OF CHANGES IN BENEFICIAL OWNERSHIP

    Filed pursuant to Section 16(a) of the Securities Exchange Act of 1934,
       Section 17(a) of the Public Utility Holding Company Act of 1935 or
               Section 30(f) of the Investment Company Act of 1940

[ ] Check this box if no longer subject of Section 16. Form 4 or Form 5 obligations may continue. See Instruction 1(b).

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1. Name and Address of Reporting Person*

Mohr, Joseph E.
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   (Last)                           (First)             (Middle)

5200 S. Washington Avenue
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                                    (Street)
Titusville, FL 32780
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   (City)                           (State)              (Zip)

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2. Issuer Name and Ticker or Trading Symbol

Smart Choice Automotive Group, Inc.  "SMCH"

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3. IRS or Social Security Number of Reporting Person (Voluntary)

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4. Statement for Month/Year

August 1998

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5. If Amendment, Date of Original (Month/Year)

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6. Relationship of Reporting Person to Issuer
   (Check all applicable)

   [   ]   Director                             [   ]   10% Owner
   [ X ]   Officer (give title below)           [   ]   Other (specify below)

           CHIEF FINANCIAL OFFICER
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7. Individual or Joint/Group Filing (Check applicable line)

   [ X ] Form filed by one Reporting Person
   [   ] Form filed by more than one Reporting Person

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           Table I -- Non-Derivative Securities Acquired, Disposed of,
                             or Beneficially Owned
-------------------------------------------------------------------------------


                                                                                               6.
                                               4.                           5.                 Owner-
                                               Securities Acquired (A)      Amount of          ship
                                3.             or Disposed of (D)           Securities         Form:       7.
                                Transaction    (Instr. 3, 4 and 5)          Beneficially       Direct      Nature of
                  2.            Code           ------------------------     Owned at End       (D) or      Indirect
1.                Transaction   (Instr. 8)                 (A)              of Month           Indirect    Beneficial
Title of Security Date          ------------    Amount     or     Price     (Instr. 3          (I)         Ownership
(Instr. 3)        (mm/dd/yy)    Code    V                  (D)              and 4)             (Instr.4)   (Instr.4)
----------------------------------------------------------------------------------------------------------------------

Common Stock       08/05/98       M              12,025     A     $2.00                          D
-----------------------------------------------------------------------------------------------------------------------
Common Stock       08/05/98       M              35,000     A     $2.00                          D
                                                                            23,513**
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

** Based on post-split figures.

* If the Form is filed by more than one Reporting Person, see Instruction
  4(b)(v).

Reminder: Report on a separate line for each class of securities beneficially owned directly or indirectly.

Table II -- Derivative Securities Acquired, Disposed of, or =
Beneficially Owned
         (e.g., puts, calls, warrants, options, convertible securities)
--------------------------------------------------------------------------------

                                                                                                            9.       10.
                                                                                                            Number   Owner-
                                                                                                            of       ship
               2.                                                                                           Deriv-   of
               Conver-                        5.                               7.                           ative    Deriv-  11.
               tion                           Number of                        Title and Amount             Secur-   ative   Nature
               of                             Derivative     6.                of Underlying        8.      ities    Secur-  of
               Exer-                  4.      Securities     Date              Securities           Price   Bene-    ity:    In-
               cise        3.         Trans-  Acquired (A)   Exercisable and   (Instr. 3 and 4)     of      ficially Direct  direct
               Price       Trans-     action  or Disposed    Expiration Date   ---------------      Deriv-  Owned    (D) or  Bene-
1.             or          action     Code    of (D)         (Month/Day/Year)            Amount     ative   at End   In-     ficial
Title of       Deriv-      Date       (Instr. (Instr. 3,     ---------------             or         Secur-  of       direct  Owner-
Derivative     ative       (Month/     8)     4 and 5)       Date    Expira-             Number     ity     Month    (I)     ship
Security       Secur-      Day/       ------- ------------   Exer-   tion                of         (Instr. (Instr.  (Instr. (Instr.
(Instr. 8)     ity         Year)      Code V  (A)     (D)    cisable Date        Title   Shares     5)      4)       4)      4)
------------------------------------------------------------------------------------------------------------------------------------

Stock Option   $2.00       8/17/98       M           12,025  12/31/97 12/31/2002 Common Stock 12,025 $2.00            D
------------------------------------------------------------------------------------------------------------------------------------
Stock Option   $2.00       8/17/98       M           35,000  9/22/97   9/22/2002 Common Stock 35,000 $2.00   30,000   D
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

Explanation of Responses:

/s/ Joseph E. Mohr                                        September 8, 1998
---------------------------------------------
Joseph E. Mohr
      **Signature of Reporting Person                             Date


** Intentional misstatements or omissions of facts constitute Federal Criminal Violations.

       See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).

Note: File three copies of this Form, one of which must be manually signed. If space provided is insufficient, see Instruction 6 for procedures.

       Alternatively, this Form is permitted to be submitted = to the Commission in electronic format at the option of the reporting = person pursuant to rule 101(b)(4) of Regulation S-T.


                                   Page 2 of 2